Exhibit 10.1

[CONFIDENTIAL]1

PROPOSAL LETTER
June 30, 2005

Perry L. Nolen
Xybernaut Corporation
12701 Fair Lakes Circle
Fairfax, Virginia 22033

Attention: Perry L. Nolen

Re:     Proposed Senior Credit Facility

Dear Perry:

We understand that on or about June 1, 2005, Xybernaut Corporation (the “Borrower”) engaged IP Innovations Financial Services Inc. (“IPI”) to explore various financing alternatives, including potentially a debtor-in-possession financing facility if Borrower decides to seek bankruptcy protection. IPI contacted [CONFIDENTIAL]2 and requested that it commence work towards issuing a commitment letter for debtor-in-possession financing (“Proposed Financing Facility”) in the event Borrower seeks to file bankruptcy. In this connection, [CONFIDENTIAL]3 is pleased to advise you that [CONFIDENTIAL]4, its affiliates and/or participants (collectively, the “Lender”) are willing to consider providing the Borrower, as debtor-in-possession, with a secured debtor-in-possession credit facility substantially on the terms and conditions set forth in the Outline of Proposed Terms and Conditions attached hereto as Exhibit A (the “Term Sheet”). The Lender’s willingness to consider providing the Proposed Financing Facility shall be subject in all respects to satisfaction of the terms and conditions contained in this proposal letter and in the Term Sheet.

The Borrower acknowledges that (i) neither this proposal letter nor the Term Sheet is intended to be, nor shall they be deemed to be or construed as, a commitment by the Lender to provide the Proposed Financing Facility and (ii) the Term Sheet is intended as an outline only and does not purport to summarize all the conditions, covenants, representations, warranties and other provisions which would be contained in definitive legal documentation for

[1]	Confidential Treatment has been request for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.

[2]	Ibid.

[3]	Ibid.

[4]	Ibid.

Xybernaut Corporation
June 30, 2005

the Proposed Financing Facility. The Lender has not completed its due diligence and credit approval process; accordingly, this proposal letter and the Term Sheet are for discussion purposes only. Any commitment by the Lender will be subject to, among other things, the issuance of a written commitment letter by the Lender and the negotiation and execution of definitive loan documents in form and substance satisfactory to the Lender.

By its acceptance in writing of this proposal letter, the Borrower agrees to indemnify and hold harmless the Lender and each of its assignees, its affiliates and its directors, officers, employees and agents (each an “Indemnified Party”) from and against any and all losses, claims, damages, liabilities or other expenses to which such Indemnified Party may become subject, insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or in any way relate to or result from, this letter, the proposals made herein or the due diligence contemplated hereby, or in any way arise from any use or intended use of this letter, the proposals made herein, the due diligence contemplated hereby or any decision by the Lender not to provide the Proposed Financing Facility, and the Borrower agrees to reimburse each Indemnified Party for any legal or other expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such Indemnified Party is a party to any action or proceeding out of which indemnified expenses arise), but excluding therefrom all expenses, losses, claims, damages and liabilities which are finally determined in a non-appealable decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of the Indemnified Party. In the event of any litigation or dispute involving this proposal letter or the Proposed Financing Facility, the Lender shall not be responsible or liable to the Borrower or any other person for any special, indirect, consequential, incidental or punitive damages. In addition, the Borrower agrees to reimburse the Lender for all reasonable fees, costs and expenses incurred by or on behalf of the Lender (collectively, the “Expenses”) in connection with the negotiation, preparation, execution and delivery of this proposal letter, the Term Sheet and any and all definitive documentation relating hereto and thereto, including, without limitation, the reasonable fees, costs and expenses of counsel to the Lender and the fees, costs and expenses incurred by the Lender in connection with any due diligence, collateral reviews and field examinations. The obligations of the Borrower under this paragraph shall remain effective whether or not definitive documentation is executed and notwithstanding any termination of this proposal letter.

The Borrower hereby agrees to pay to the Lender a refundable expense deposit of $125,000 (the “Initial Expense Deposit”) upon its acceptance in writing of this proposal letter. The Lender may request additional expense deposits (the “Additional Expense Deposits”; together with the Initial Expense Deposit, the “Expense Deposits”) if the amount of the Expenses incurred or to be incurred by the Lender in connection with the Proposed Financing Facility exceeds or will exceed the amount of the then existing Expense Deposit. The Lender agrees that the Borrower shall not be obligated to pay any portion of the Expenses that exceeds the amount of the Expense

Xybernaut Corporation
June 30, 2005

Deposits unless the Borrower has agreed in writing to pay such Expenses. The Borrower shall not be obligated to furnish Additional Expense Deposits but Borrower acknowledges that Lender may cease further efforts hereunder and decline to provide debtor-in-possession financing if such Additional Expense Deposits are requested and not forthcoming. The Expense Deposits will be used to fund Expenses incurred by the Lender (including, without limitation, Expenses incurred prior to the date hereof in connection with the preparation, execution and delivery of this letter and the Term Sheet). In the event that the conditions set forth herein and in the Term Sheet are not satisfied and a commitment for the Proposed Financing Facility is not issued by the Lender, other than as a result of the Borrower’s fault, the Expense Deposits shall be returned to the Borrower net of the Expenses. If the Lender issues a commitment letter in accordance with this proposal letter and the Term Sheet and with such other terms as the Lender may reasonably request (provided that such other terms are not inconsistent with the Term Sheet), the Borrower hereby agrees to pay to the Lender a non-refundable facility fee (the “Facility Fee”) in the amount of $200,000 (regardless of whether such commitment letter is accepted by the Borrower). If the Borrower declines to accept such commitment in accordance with its terms, the Lender shall retain the unused balance of the Expense Deposits, if any, and the Facility Fee.

The Lender’s willingness to consider providing a commitment for the Proposed Financing Facility is subject to (i) the negotiation, execution and delivery of definitive loan documentation in form and substance satisfactory to the Lender, the Borrower and their respective counsel (including, without limitation, the form and substance of the order(s) of the Bankruptcy Court approving the Proposed Financing Facility in the event the Borrower seeks to file bankruptcy), (ii) the satisfaction of the Lender that since the date hereof there has not occurred or become known to the Lender any material adverse change with respect to the condition, financial or otherwise, business, operations, assets, liabilities or prospects of the Borrower or any of its subsidiaries (together with the Borrower, each a “Company” and collectively, the “Companies”), other than the filing of the bankruptcy and the events resulting from that filing (in the event the Borrower seeks to file bankruptcy), as determined by the Lender in its sole discretion (a “Material Adverse Change”), (iii) the absence of any material disruption or general adverse developments in the financial markets, as determined by the Lender in its sole discretion, and (iv) such other customary conditions as set forth in the Term Sheet. If at any time the Lender shall determine (in its sole and absolute discretion) that either (A) the Borrower or any other Company will be unable to fulfill any condition set forth in this proposal letter or in the Term Sheet or (B) any Material Adverse Change has occurred, the Lender may terminate this letter by giving notice thereof to the Borrower (subject to the obligation of the Borrower to pay all fees, costs, expenses and other payment obligations expressly assumed by the Borrower hereunder, which shall survive the termination of this letter).

The Borrower represents and warrants that (i) all written information and other materials concerning the Borrower and the other Companies furnished to the Lender by current management (excluding (x) any information not delivered by current management and (y) all

Xybernaut Corporation
June 30, 2005

information that was publicly filed prior to May 1, 2005) (collectively, the “Information”) which has been, or is hereafter, made available by, or on behalf of the Borrower or any such other Company is, or when delivered will be, when considered as a whole, complete and correct in all material respects and does not, or will not when delivered, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statement has been made and (ii) to the extent that any such Information contains projections, such projections were prepared in good faith on the basis of (A) assumptions, methods and tests stated therein which are believed by the Borrower and the other Companies to be reasonable and (B) information believed by the Borrower and the other Companies to have been accurate based upon the information available to the Borrower and the other Companies at the time such projections were furnished to the Lender.

The Borrower agrees that, from the date hereof until the Borrower’s acceptance of the commitment letter from the Lender with respect to the Proposed Financing Facility and the payment of any facility fee specified therein, neither the existence of this proposal letter or the Term Sheet, nor any of their contents, shall be disclosed by the Borrower, except as may be compelled to be disclosed in a judicial or administrative proceeding or as otherwise required by law (including as may be required under bankruptcy law or securities laws and regulations) or, on a confidential and “need to know” basis, solely to the directors, officers, employees, advisors and agents of the Borrower. The Borrower acknowledges and agrees that the provisions of this paragraph constitute a material inducement to the Lender’s willingness to conduct due diligence with respect to the Borrower and consider the issuance of a commitment letter.

The Borrower agrees that (other than as required as a result of the bankruptcy filing) it will (i) notify and attempt in good faith to consult with the Lender prior to the making of any filing in which reference is made to the Lender, and (ii) if required to file a disclosure of the proposal contained herein, pursuant to securities laws and regulations, to make such a filing with a request to keep the Lender’s name and the terms stated on Exhibit “A” (including, without limitation, the financial terms set forth in Exhibit “A”) confidential unless prior to such filing the information subject to such confidential treatment has become public knowledge through no fault of the Borrower or the commitment referred to herein has been issued by the Lender. The Borrower acknowledges that the Lender and its affiliates may now or hereafter provide financing or obtain other interests in other companies in respect of which the Borrower or its affiliates may be business competitors, and that the Lender and its affiliates will have no obligation to provide to the Borrower or any of its affiliates any confidential information obtained from such other companies.

The proposal made by the Lender in this proposal letter shall expire, unless otherwise agreed by the Lender in writing, at 4:00 p.m. (New York City time) on June 30, 2005, unless prior thereto the Lender has received (a) a copy of this proposal letter, signed by the Borrower, accepting the

Xybernaut Corporation
June 30, 2005

terms and conditions of this proposal letter and the Term Sheet, and (b) the Initial Expense Deposit, in immediately available funds. The proposal by the Lender to provide the Proposed Financing Facility shall expire at 5:00 p.m. (New York City time) on July 22, 2005, unless at or prior to such date, the Lender shall have issued a commitment for the Proposed Financing Facility or the parties shall have mutually agreed in writing to extend such date.

Should the terms and conditions of the proposal contained herein meet with your approval, please indicate your acceptance by signing and returning a copy of this letter to the Lender and wiring the Initial Expense Deposit, in immediately available funds, to the following account:

Bank: [CONFIDENTIAL]5
ABA: [CONFIDENTIAL]6
Acct Name: [CONFIDENTIAL]7
Acct #: [CONFIDENTIAL]8

This proposal letter, including the attached Term Sheet (i) except for preexisting confidentiality agreements, supersedes all prior discussions, agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the parties with respect thereto, (ii) shall be governed by the law of the State of New York, (iii) shall be binding upon the parties and their respective successors and assigns, (iv) may not be relied upon or enforced by any other person or entity, and (v) may be signed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. If this proposal letter becomes the subject of a dispute, each of the parties hereto hereby waives trial by jury. This proposal letter may be amended, modified or waived only in a writing signed by the parties hereto.

Very truly yours,

[CONFIDENTIAL]9

By:	[CONFIDENTIAL][10]

[5]	Confidential Treatment has been request for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.

[6]	Ibid.

[7]	Ibid.

[8]	Ibid.

[9]	Ibid.

[10]	Ibid.

Xybernaut Corporation
June 30, 2005

Name: [CONFIDENTIAL]11
Title: [CONFIDENTIAL]12

Agreed and accepted on this

30th day of June, 2005:

Xybernaut Corporation

By:	/s/ Perry L. Nolen

     Name: Perry L. Nolen
     Title: President/CEO

[11]	Confidential Treatment has been request for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.

[12]	Ibid.

Exhibit A

Xybernaut Corporation

Outline of Proposed Terms and Conditions for Proposed Financing Facility

[CONFIDENTIAL]13

[13]	Confidential Treatment has been request for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.